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                                        LEASE

                         ROGUE VALLEY HEALTH SERVICES, LESSOR

                                         and

                             MEDFORD CLINIC, P.C., LESSEE

                               Dated:  June 13th, 1989

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                                        INDEX

                                                                            PAGE
RECITALS                                                                      1
ARTICLES:
1.  CONTEMPORANEOUS PROJECT AGREEMENT, TOTAL PROJECT
     VALUE                                                                   1
2.  PREMISES                                                                 2
3.  TERM                                                                     2
4.  OPTION TO EXTEND                                                         2
5.  RENT                                                                     3
6.  REAL PROPERTY TAXES                                                      5
7.  FIRE INSURANCE AND CASUALTY COVERAGE                                     5
8.  NET LEASE                                                                6
9.  MAINTENANCE AND REPAIR OF LEASED PREMISES                                6
10. UTILITIES AND PERSONAL PROPERTY TAXES                                    6
11. USE OF PREMISES                                                          7
12. INGRESS AND EGRESS EASEMENTS                                             7
13. PARKING AND COMMON USE AREAS AND FACILITIES                              8
14. LIENS AND ENCUMBRANCES                                                   9
15. LIABILITY INSURANCE                                                      10
16. INDEMNIFICATION                                                          11
17. WAIVER OF SUBROGATION RIGHTS                                             11
18. DAMAGE OR DESTRUCTION OF THE BUILDING                                    12
19. QUIET ENJOYMENT                                                          12
20. ALTERATIONS                                                              12
21. EMINENT DOMAIN - TOTAL TAKING                                            13
22. EMINENT DOMAIN - PARTIAL TAKING                                          13
23. EMINENT DOMAIN - SALE IN LIEU OF CONDEMNATION                            14
24. LESSOR'S RIGHT OF INSPECTION                                             14
25. ASSIGNMENT                                                               14
26. TIME OF ESSENCE                                                          15
27. DEFAULT                                                                  15
28. REMEDIES ON DEFAULT                                                      15
29. SURRENDER OF PREMISES                                                    17
30. ATTORNEY'S FEES                                                          18
31. NOTICES                                                                  18
32. SUCCESSION                                                               19
33. PARTIAL INVALIDITY                                                       19
34. OPTION TO PURCHASE                                                       19
35. RIGHT OF FIRST REFUSAL TO REPURCHASE BUILDING                            20
36. ARBITRATION                                                              21
37. MEMORANDUM OF LEASE                                                      22
38. CONTINGENCY                                                              22
39. MERGER                                                                   22
40. SALE OF LAND                                                             22
41. ADDITION TO OFFICE BUILDING                                              23
SIGNATURES                                                                   25

                                        LEASE


    THIS LEASE entered into this 13th day of September, 1989 between ROGUE VALLEY HEALTH SERVICES, INC., an Oregon nonprofit corporation, hereinafter referred to as "Lessor", and MEDFORD CLINIC, P.C., an Oregon professional corporation, hereinafter referred to as "Lessee",

                                     WITNESSETH:

RECITALS:

    A. Lessor is the owner of that certain real property situated in Medford, Jackson County, Oregon, more particularly described as parcels 1 and 2 on exhibit "A" attached hereto and made a part hereof.

    B. Lessee is a professional corporation and desires to locate its medical practice on lessor's property described on exhibit "A". Lessor has agreed to construct a medical clinic building for lessee on said premises according to the terms of a separate agreement between the parties.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

    1.  CONTEMPORANEOUS PROJECT AGREEMENT, TOTAL PROJECT
VALUE:

    1.1 Construction: Lessor shall construct a medical clinic building for lessee upon parcel 1 of said real property (hereinafter "the building"), in accordance with a separate project agreement previously executed by the parties on March 29, 1989.

    1.2 Total Project Value: Upon completion of the project, the total project value shall be calculated and the


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         calculation set forth on Exhibit "B" as an addendum to this lease.
         Total project value shall determine the initial rent. The building project value as defined on Exhibit "B" shall establish the initial purchase price for the building should the purchase option be exercised pursuant to Article 34. Total project value shall include any and all costs, direct or indirect, incurred by lessor in connection with building construction and site development; including but not limited to legal, accounting, architectural, engineering and other professional fees, governmental permits and expenses, and other miscellaneous costs; and parcel 1 of the premises at a value of $3.80 per square foot. The lessee may choose a graduated rent schedule which will defer rent as specified herein. The sum of the above costs, including deferred rent if any, will be the total project value.

    1.3 For purposes of a future purchase of the building, or a subordinated ground lease, the addendum (Exhibit B) will include a percentage ratio reflecting that portion of the total project value for the development of the building only, and that portion relating to the value of the site and the development of site improvements. This percentage ratio shall be applied to the total project value so as to yield a site project value.

    2. PREMISES: Lessor rents to lessee and lessee rents from lessor the above described real property (exhibit "A"), together with all improvements hereinafter constructed thereon, and all referred to as the "premises".

    3. TERM: This lease shall be for a term of 180 months commencing from lessee's occupancy or upon issuance of a certificate of occupancy for the building, whichever first occurs. Said lease shall terminate at midnight on the last day of the 180th calendar month following commencement.

    4. OPTION TO EXTEND: Provided lessee is not in default in its performance of this lease, or any extension thereof, it


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shall have the exclusive right and option to extend this lease for five successive additional periods of ten years each upon all of the same terms and conditions as are set forth herein, including but not limited to the periodic adjustment of rent.

    If lessee elects to exercise its option for the first additional ten-year period, it shall do so by giving to lessor written notice not less than 180 days prior to the end of the initial term of this lease.

    To exercise any additional ten-year renewal term thereafter, lessee shall follow the same procedure by giving written notice of the exercise not less than 180 days prior to the end of the renewal term.

    If the lessee is in default in the performance of this lease, does not exercise its option for the first additional ten-year renewal period or for any subsequent additional ten-year renewal period thereafter, or if for any other reason this lease is terminated or expires, lessee's options for any and all of the following ten-year periods shall lapse and be void.

    5. RENT: Lessee agrees to pay as rent for the leased premises the following:

    5.1 A base rent payable monthly in advance on or before the first day of this lease and on or before the first working day of each and every month thereafter during the first seven years of this lease shall be $53,243.82.

         A. Commencing with the 85th month, rent shall be adjusted by a percentage equal to one-half the accumulated yearly changes in the Consumer Price


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              Index for each of the first seven years.  Any increase shall not exceed a maximum of 3% per year, or a total increase of 21%. In no event shall the rent decrease below that paid for the 84th month. Rent shall be payable at the adjusted monthly rate through and including the 120th month.

         B. Beginning with the 121st month, rent shall again be adjusted by one-half of the accumulated yearly changes in the Consumer Price Index for each of years 8, 9 and 10. Said increase not to exceed a maximum of 3% per year or a total increase of 9%. In no event shall the rent decrease below that paid for the 120th month. Rent shall be payable at this adjusted rate monthly through and including the 180th month.

    5.2 Adjustments to Rent during Renewal Periods: During the first and all subsequent renewal terms, the rent shall be adjusted every five years, commencing with the first monthly payment of the first renewal term, by a percentage equal to one-half of the accumulated yearly changes in the Consumer Price Index not to exceed a maximum increase of 3% per year. In no event shall the rent decrease below that paid for the last month of the previous term.

    5.3 Lessee agrees to pay as additional rent all taxes, assessments, utilities, insurance, interior and exterior maintenance, repairs and all other incidental costs connected with the premises.

    5.4 Option to Defer Rent: Lessee may, at lessee's option, defer a portion of the rent for each of the first three years of the initial lease term up to a maximum of $200,000 per year, for a total maximum deferral of $600,000. Lessee must declare the amount of deferment upon completion of the project. Any amount of rent deferred shall be added to the value of the project and become part of the total project value as described in paragraph 1, above. A fraction of the deferred rent being a numerator of one (1) and a denominator equal to the number of months of deferred rent shall be deducted from each monthly payment for each of the months of deferred rent. No rent deferments will be allowed after the first three years.

    5.5 For purposes of computing rent adjustments pursuant to this article, the Consumer Price Index used shall


4 - Lease
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         be the Consumer Price Index published by the United States Bureau of
         Labor Statistics entitled "U.S. City Average all Urban Consumers (Portland area)." If said index is not published, adjustments shall be based upon the most comparable index then available from the United States Department of Labor.

    5.6 In the event there is an addition constructed by lessor to the building pursuant to article 41 of this lease, the rent for the initial five-year period for the addition shall be established in the manner provided in article 1.2 and exhibit "B" of this lease.

    5.7 At the commencement of this lease, lessee shall not occupy or pay rent on that undeveloped portion of the premises described as parcel 2. Upon the occupancy of parcel 2 or after the initial term of this lease, whichever shall occur first, lessee shall commence paying rent on parcel 2. The rent on parcel 2 shall be computed on the same basis as the rent for parcel 1.

    5.8 In the event lessee exercises its option pursuant to article 34 of this lease, the rent for the property included in the ground lease shall be determined pursuant to article 1.2 and as set forth in the Addendum (Exhibit B) to this lease.

    6. REAL PROPERTY TAXES: Lessee shall pay all real property taxes and assessments levied or assessed against the premises promptly as the same become due and payable, and shall promptly provide lessor with proof of such payment.

    7. FIRE INSURANCE AND CASUALTY COVERAGE: Lessee agrees to keep the premises fully insured against loss by fire or casualty, with extended coverage, in an amount not less than the full insurable replacement value of the building. There shall be affixed to any policy of insurance a loss payable clause showing the interest of lessor and lessee under the terms of this lease agreement. All policies or certificates


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evidencing said policies shall be delivered to lessor. In the event of fire or other casualty, the insurance proceeds, if any, shall be used to repair or replace as needed to restore the premises. Lessee shall pay all insurance premiums promptly when due and shall promptly provide lessor with the proof of such payment.

    8. NET LEASE: Lessee shall be solely responsible for any and all costs connected with the premises, of any nature whatsoever, and lessor shall have no obligation to provide any services to the premises, and shall not be required to incur any expenses in connection with the premises.

    9. MAINTENANCE AND REPAIR OF LEASED PREMISES: Lessee shall be 100% responsible for all repairs and maintenance in connection with the leased premises, of any kind or nature whatsoever, including all repairs and maintenance in connection with the building, the ground or other improvements thereon. Lessee shall keep the premises in as good condition and repair as at the time of initial occupancy, normal wear and tear excepted. Lessee agrees that it shall hire lessor at a reasonable cost to install and maintain the landscaping upon the leased premises.

    10. UTILITIES AND PERSONAL PROPERTY TAX: Lessee agrees to pay all water, gas, electricity, heat, telephone and all other utilities or services rendered to the premises, and all such utilities shall be placed in lessee's name alone. Lessee


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further agrees to pay as the same become due and payable all personal property taxes which may be levied or assessed against any property belonging to lessee.

    11.    USE OF THE PREMISES: Lessee agrees that:

    11.1   It will not make any unlawful or offensive use of the premises.

    11.2 It will not permit or allow the accumulation of litter or flammable material upon the premises.

    11.3 It shall comply with all applicable laws and governmental regulations in storing, discharging or transporting hazardous wastes or toxic substances from or on the premises. Hazardous wastes and toxic substances are any wastes or substances defined as such and regulated by any governmental body or agency.

    11.4 Lessee shall use said premises for its medical practice or medically related activities and shall make no other use of the property without first obtaining the written consent of lessor.

    12. INGRESS AND EGRESS EASEMENT: During the term of this lease, lessee, its employees, agents, invitees, transferees, assigns and patients shall have a nonexclusive easement for ingress and egress to the premises over and across lessor's roads, driveways, parking lots and sidewalks presently existing or as later constructed.

    During the term of this lease, lessor, its employees, agents, invitees, transferees, tenants, assigns and patients shall have a nonexclusive easement for ingress and egress to the adjoining campus property over and across the roads, driveways, parking lots and sidewalks presently existing or as later constructed upon the leased premises. This easement does


7 - Lease
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not grant lessor, or any other lessees or invitees on the RVMC campus, the right to park on the leased premises.

    13. PARKING AND COMMON USE AREAS AND FACILITIES: All non-exclusive automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by lessor in or near the RVMC campus, including employee parking areas, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, comfort stations and other areas and improvements provided by lessor for the general use, in common, of tenants, their officers, agents, employees and patients, shall at all times be subject to the exclusive control and management of lessor, and lessor shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this section. Lessor shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise), with appropriate provisions for free parking ticket validating by tenants; to close all or any portion of said areas or facilities to such extent as may, in the opinion of lessor's counsel, be legally sufficient to


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prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-patient parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, lessor shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and patients. Lessor will operate and maintain the common facilities referred to above in such manner as lessor, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, lessor shall have the full right and authority to employ all personnel and to make all reasonable rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities.

    This article is intended to describe lessor's rights in and to property provided by lessor for the general use, in common, of tenants and not the leased premises described on Exhibit "A" or the exclusive parking areas described herein.

    14. LIENS AND ENCUMBRANCES: Except with respect to activities for which lessor is responsible, the lessee shall pay as due all claims for work done on or for services rendered or materials furnished to the premises for or on behalf of lessee and shall keep the premises free from any liens arising


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therefrom.  If lessee fails to pay any such claims or to discharge any lien, lessor may do so and collect the costs as additional rent. Any amounts so added shall bear interest at the rate of 12% per annum from the date expended by lessor and shall be payable on demand. Such action by lessor shall not constitute a waiver of any right or remedy which lessor may have on account of lessee's default.

    Lessee may withhold payment of any claim in connection with a good faith dispute over the obligation to pay so long as lessor's property interests are not jeopardized. If a lien is filed as a result of nonpayment, lessee shall, within 30 days after knowledge of the filing, secure the discharge of the lien or deposit with lessor cash or a sufficient corporate surety bond or other security satisfactory to lessor in an amount sufficient to discharge the lien plus any costs, attorney's fees and other charges which could accrue as a result of a foreclosure or sale under the lien.

    15. LIABILITY INSURANCE: During the first five years of the lease lessee shall carry public liability and property damage insurance on the premises in the amount of $1,000,000 public liability and $100,000 property damage. Lessor shall be named as an additional insured on such policy of insurance and a memo copy of the policy shall be furnished by lessee to lessor.

    The limits of the liability insurance shall be reviewed


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and revised each five years thereafter.

    If the parties are unable to agree on the limits of the insurance that should be secured, they shall have that amount determined by arbitration in the manner provided for in Article 36 below. Provided, however, the arbitrators picked by the parties shall be general insurance agents with experience in the liability insurance business, and shall not be an insurance agent for either party. The two insurance agent arbitrators shall choose a third arbitrator who shall be a lawyer experienced in insurance defense litigation. The standard to determine the appropriate amount of coverage is the reasonable amount of insurance coverage in light of the type of risks involved and the parties to be protected by the coverage.

    16. INDEMNIFICATION: Lessee shall indemnify and defend lessor from any claim, loss or liability, including any attorney fees and costs arising out of or related to any activity of lessee, its agents, servants, customers, subtenants or licensees on the premises or any condition of the premises or any other property located on the premises.

    17. WAIVER OF SUBROGATION RIGHTS: Each party hereby waives the subrogation rights, if any, of each and all of its insurance carriers and each party shall take such steps as necessary to inform all such carriers of this agreement and to have riders, if necessary, placed upon any insurance policies to carry the provisions of this paragraph into effect.


11 - Lease

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    18.  DAMAGE OR DESTRUCTION OF THE BUILDING: In the event of the destruction or partial destruction of the building which is the subject of this lease by fire or other casualty to the extent of 50% or more of its then sound value, either party may within 30 days after such destruction elect to terminate the lease. If the election be to terminate, this lease shall be terminated as of the date of such fire or other casualty. If, however, the parties elect to reconstruct or if the building be but partially destroyed and the damage does not amount to 50% of the then sound value, lessor shall repair the building with all convenient speed. In either event, if lessor shall rebuild or repair said building or the portion thereof damaged, it shall have the right to take possession of and occupy all of the premises or such part thereof as may be reasonably necessary to make the repairs or rebuild said building and lessee agrees to vacate the same upon request. For the period of time between the date of such fire or other casualty and until such repairs have been substantially completed, there shall be such an abatement of rent as may be fair and equitable to the parties, considering the use which lessee may be able to make of the premises during such period.

    19. QUIET ENJOYMENT: If and as long as lessee pays the rent herein specified and performs all of lessee's obligations hereunder, lessee shall quietly enjoy the premises.

    20.  ALTERATIONS: Lessee may not make any alterations or


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additions to the building in excess of $100,000, without first obtaining the written consent of lessor, which consent shall not be unreasonably or arbitrarily withheld. Any additions or alterations of the building shall become part of the real property and belong to the owner of the building.

    21. EMINENT DOMAIN - TOTAL TAKING: If a condemning authority takes all the premises or portions sufficient to render the remaining premises reasonably unsuitable for the use which the lessee was then making of the premises, the lease shall terminate as of the date the title vests in the condemning authorities. Lessor shall be entitled to all of the proceeds of condemnation except tenant improvements and the lessee shall have no claim against lessor as a result of the condemnation.

    22. EMINENT DOMAIN - PARTIAL TAKING: If a portion of the premises is condemned and paragraph 21 does not apply, the lease shall continue on the following terms:

         22.1 Lessor shall be entitled to all of the proceeds of condemnation except tenant improvements and lessee shall have no claims against lessor as a result of the condemnation.

         22.2 Lessor shall proceed as soon as reasonably possible to make such repairs and alterations to the premises as are necessary to restore the remaining premises to a condition as comparable as reasonably practicable to that existing at the time of the condemnation. The lessor may, but shall not be required to, perform alterations prior to the actual taking after the portion to be taken has been finally determined. Rent shall be abated to the extent the premises are untenantable during the period of alteration and repair.


13 - Lease
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    22.3 After the date on which title vests in the condemning authority or an earlier date on which alterations and repairs are commenced by lessor to restore the balance of the property in anticipation of taking, the rent shall be reduced commensurately with the reduction in value of the premises, as an economic unit, on account of the partial taking. If the parties are unable to agree upon the amount of reduction of rent, the amount of such reduction shall be determined by arbitration as set forth in Article 36 below.

    22.4 If a portion of the lessor's property not included in the premises is taken and severance damages are awarded on account of the premises, or an award is made for detriment to the premises as a result of change of grade of adjacent streets or other activity by a public body not involving a physical taking of any portion of the land, this shall be regarded as a partial condemnation and the rent shall be reduced to the extent of diminution of the premises as though a portion had been physically taken.

    23. EMINENT DOMAIN - SALE IN LIEU OF CONDEMNATION: Sale of all or part of the premises to a purchaser with the power of eminent domain in the face of a threat or probability of exercise of the power shall be treated as a taking by condemnation.

    24. LESSOR'S RIGHT OF INSPECTION: Lessor, its agents and representatives, shall have the right to enter upon and inspect the premises during normal business hours and after 24 hours written notice provided that said inspection does not unreasonably interfere with lessee's practice and provided further that in the case of emergency, lessor shall have the right to immediately inspect without notice.

    25.  ASSIGNMENT:   Lessee shall not assign this lease or sublease the
premises without the prior written consent of

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lessor which consent shall not unreasonably be withheld, provided, however, that lessee may sublease portions of the premises under 2,000 square feet without obtaining permission of lessor.

    26. TIME OF ESSENCE: Time is of the essence of this lease and waiver by lessor in enforcing any of the terms and conditions hereof shall not constitute a waiver of lessor's rights to insist upon strict compliance with such terms and conditions in the future.

    27.  DEFAULT:  The following shall be events of default:

    27.1 Failure of lessee to pay any rent, including additional rent, within ten days after the same becomes due. Lessor shall be obligated to provide lessee with 10 days written notice of any failure to pay rent one time and only one (1) time during each calendar year. Otherwise no notice of failure to pay rent shall be required.

    27.2 Failure of lessee to comply with any term or condition or fulfill any obligation of the lease (other than the payment of rent including additional rent), within thirty days after written notice by lessor specifying the particulars in which lessor claims that lessee is in default and lessee shall have said period of time within which to commence action to remove any such default.

    27.3 Insolvency of lessee; an assignment by lessee for the benefit of creditors; the filing by lessee of a voluntary petition in bankruptcy; an adjudication that lessee is bankrupt or the appointment of a receiver for the properties of lessee; the filing of an involuntary petition of bankruptcy and failure of lessee to secure a dismissal of the petition within 30 days after filing; attachment of or the levying of execution on the leasehold interest and failure of lessee to secure discharge of the attachment or release of the levy of execution within ten days.

    28.  REMEDIES ON DEFAULT:

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    28.1 In the event of a default, the lease may be terminated at the option of the lessor by notice in writing to lessee. The notice may be given before or within the running of any grace period for default and may be included in a notice of failure of compliance given pursuant to paragraph 27.2. If the premises are abandoned by lessee in connection with a default, termination shall be automatic and without notice.

    28.2 If the lease is not terminated by lessor upon default, lessor shall be entitled to recover all damages from lessee for any default.

    28.3 If the lease is terminated for any reason, lessee's liability to lessor for damages shall survive such termination and the rights and obligations of the parties shall be as follows:

         A. Lessee shall surrender and vacate the premises immediately, remove any property of lessee, including any fixtures which lessee are required to remove at the end of the lease term and perform any cleanup, alterations or other work required to leave the premises in the condition required under Article 29 below, and shall deliver all keys to lessor.

         B. Lessor may re-enter, take possession of the premises and remove any persons or property by legal action or by self help with the use of reasonable force and without liability for damages.

    28.4 Following re-entry lessor may relet the premises and in that connection may:

         A. Make any suitable alterations or refurbish the premises, or both, or change the use of the premises, but lessor shall not be required to relet for any use or purpose (other than that specified in the lease), which lessor may reasonably consider injurious to the premises, or to any lessee which lessor may reasonably consider objectionable.

         B. Relet all or part of the premises alone or in conjunction with other properties for a term longer or shorter than the term of this lease upon any reasonable terms and conditions, including the granting of some rent free

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              occupancy or other rent concession.

    28.5 In the event of termination on default, lessor shall be entitled to recover immediately without waiting until the due date of any future rent or until the date fixed for expiration of the lease term the following amounts as damages:

         A. Any excess of (a) the value of all lessee's obligations under this lease, including the obligation to pay rent from the date of default until the end of the term, over (b) the reasonable rental value of the premises for the same period figured as of the date of default, the net result to be discounted to the date of default at a reasonable rate not exceeding 8% per annum.

         B. The reasonable costs of re-entry and reletting, including, without limitation, the costs of any cleanup, refurbishing, removal of lessee's property and fixtures, any other expense occasioned by lessee's failure to quit the premises upon termination and to leave them in the required condition, any remodeling costs, attorney's fees, court costs, broker commissions and advertising costs.

         C. The loss of reasonable rental value from the date of default until a new lessee has been or with the exercise of reasonable efforts, could have been secured.

    28.6 The foregoing remedies shall be in addition to and shall not exclude any other remedy available to lessor under applicable law.

    29. SURRENDER OF PREMISES: Upon the expiration of the lease term or earlier termination on account of default, lessee shall deliver all keys to lessor and surrender the premises in first class condition, normal wear and tear excepted, and broom clean. Alterations constructed by the lessee with permission from the lessor shall not be removed or restored to the

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original condition unless the terms of permission for the alterations so require. Depreciation and wear from ordinary use for the purpose for which the premises were let need not be restored, but all repairs and maintenance shall be completed to the latest practical date prior to such surrender.

    The lessee's obligations shall be subordinate to the provisions of paragraph 18 related to destruction.

    30.  ATTORNEY'S FEES:   In the event that arbitration or legal action is
brought by either of the parties hereto to enforce any of their rights or remedies hereunder, the party prevailing in such arbitration or action shall be entitled to recover such additional sum from the other party as the arbitrator or court may adjudge reasonable for costs and attorney's fees in such arbitration or action whether in arbitration, trial court or on appeal.

    31. NOTICES: Any notice required or permitted under this lease shall be given when actually delivered or when deposited in the United States certified mail, postage prepaid, addressed as follows.

         To lessor: Rogue Valley Health Services
                    2650 Siskiyou Blvd.
                    Medford, Oregon  97504

         To lessee: Medford Clinic
                    555 Black Oak Dr.
                    Medford, Oregon  97504

or to such other address as may be specified from time to time by either of the parties in writing.


18 - Lease

    32. SUCCESSION: Subject to the above stated limitations on transfer of lessee's interest, this lease shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

    33. PARTIAL INVALIDITY: If any term, provision, covenant or condition of this lease should be held by arbitration or a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this lease shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

    34. OPTION TO PURCHASE: Provided that lessee is not in default under any of the terms and conditions of this lease, lessee may purchase the building and the appurtenant easement set forth in Article 12 of this lease as follows:

    34.1 If lessee decides to purchase the building, upon exercise of said option the parties shall execute a ground lease for the real property, which lease is set forth as exhibit "C" attached hereto. The rent for the property included in the ground lease shall be calculated pursuant to the addendum (Exhibit B) to this lease.

    34.2 During the first five years of the initial lease term, the price for purchase of the building shall be the actual cost of the building as determined pursuant to Article 1.2 and as set forth in the Addendum (Exhibit B) to this lease, including deferred rent, if any. Thereafter, the purchase price shall be the then fair market value of the building, but in no event less than the total cost of the building, including deferred rent, if any.

    34.3 If the lessee elects to purchase the building and provided that the financing obtained by lessee to purchase the building does not exceed 80% of the then combined value of the building, the site and the site

19 - Lease
         improvements, then lessor shall join with lessee and execute a first deed of trust for the purpose of encumbering its interest in the land in order for lessee to secure said financing. In addition, lessor shall subordinate to any refinancing of the building by lessee, upon these same terms and conditions.

    34.4 Lessor shall not be liable for lessee's debt to finance the purchase of the building. Lessor's sole obligation is the subordination of its interest in the property. Lessor shall be entitled to receive all notices of default under the note or security instrument and shall have the rights to cure any such default. In the event lessor incurs any expense in connection with the curing of any default of lessee, the expense so incurred shall become immediately due and payable from lessee to lessor upon demand, as additional rent under the ground lease.

    34.5 Lessee shall exercise any option to purchase under this article by delivering to lessor, in writing, notice of its exercise of a purchase option not less than 180 days prior to the end of the then current lease term. The writing shall specify lessee's proposed purchase price.

    34.6 The terms of sale shall be payment in full in cash at closing. Closing shall occur within 90 days from the date of the written notice of lessee's exercise of its option.

    34.7 In the event that the parties cannot agree upon the fair market value for the purchase price of the building or total project under this article, the matter shall be resolved by arbitration as set forth in
         Article 36 below.

    35. RIGHT OF FIRST REFUSAL TO REPURCHASE BUILDING: If lessee has purchased the building and lessee thereafter receives a bona fide offer to purchase the building by a third party, lessor shall have a right of first refusal to repurchase the building upon the same terms and conditions as the bona fide offer received by lessee. This right of first refusal shall remain open for a period of 30 days following lessee's

20 - Lease
delivery to lessor, in writing, of the bona fide offer it has received and intends to accept. No offer shall be considered a bona fide offer unless it is set forth in writing containing the basic terms and conditions of the proposed purchase, and unless it intends to accept said offer.

    36. ARBITRATION: Any and all disputes which may arise between the parties concerning the interpretation or enforcement of this lease shall be submitted to and resolved by arbitration. Either party may request arbitration and appoint an arbitrator in writing. The other party shall then choose and appoint an arbitrator in writing. The two arbitrators shall then choose a third arbitrator, with appropriate qualifications, without delay. If the choice of the second or third arbitrator is not made within 10 days of the date of the writing naming the prior arbitrator, then either party may apply to the presiding judge in the Circuit Court for Jackson County to appoint the required arbitrator. The arbitration shall then proceed according to Oregon statutes governing arbitration, and the award of the arbitrators may assess the costs of arbitration, including attorney and other expert fees, against either party.

    If the dispute involves the value of the building, the two (2) initial arbitrators shall be MAI appraisers with practices in Jackson County, Oregon and the third (3) arbitrator shall be an MAI appraiser with at least 10 years experience in the


21 - Lease
valuation of medical facilities.

    37. MEMORANDUM OF LEASE: The parties shall execute an appropriate memorandum of this agreement for purposes of recordation in Jackson County, Oregon.

    38. CONTINGENCY: Lessee owns an existing clinic building known as the Medford Clinic located at 1005 and 1025 East Main in Medford, Oregon. If this existing facility has not been disposed of to the satisfaction of lessee prior to commencement of the project, lessee shall have the right to immediately terminate this lease. In the event lessee elects to terminate in accordance with this article, lessee shall pay to lessor the costs of the project incurred through the date of termination.

    39. MERGER: This present lease agreement is intended to be a complete and full agreement with regards to all matters contained herein. Any prior agreements or writings between the parties with respect to the subject matter of this lease shall be deemed merged into this agreement and shall be of no further force and effect except for the prior construction agreement described in paragraph 1 above.

    40. SALE OF LAND: Lessor has adopted a policy that it will not sell any of its RVMC campus land to private persons. In the event that policy changes and lessor sells, offers to sell or gives an option for the purchase of any of said land, lessee shall have the same right to purchase or obtain an option to purchase at the same price per square foot and upon


22 - Lease
the same or similar terms. A purchase of the land would include the easements granted pursuant to Article 12 of this lease.

    41.  ADDITION TO OFFICE BUILDING:

    41.1 The parties have reserved sufficient property (Parcel 2) to allow for the construction of an addition to the office building. Lessee contemplates an expansion of the building to allow for the practice of additional physicians. The proposed location of the addition to the building and related necessary improvements are shown on exhibit "C".

    41.2 In the event lessee desires to have the addition constructed and it has not purchased the improvements pursuant to article 34 of this lease it shall notify RVHS in writing. RVHS then has the option to construct the addition in the same style and consistent in quality to the rest of the building.

    41.3 The initial rent shall be computed to reflect the cost of construction in the same manner as provided in article 1.2 and the Addendum (Exhibit B) of this lease. Thereafter, the rent for the addition shall be increased or decreased in the same manner as provided in article 5.2 of this lease.

    41.4 If the addition is constructed by lessee, lessor shall cooperate with lessee to allow lessee to obtain financing for the construction. Lessor will grant the lender a first security interest, agree to subordinate or join in the execution of a first security agreement for the real property to secure lessee's obligations. The rent of the ground lease shall be adjusted to reflect the occupancy of parcel 2 and shall be in an amount as determined pursuant to article 5.8 of this lease.

    41.5 The term of the lease including any extension options shall coincide with the lease term of the office building.

    41.6 Upon termination of this lease, if lessee has constructed an addition to the office building, and to the extent that lessor has not otherwise paid for construction of said addition, lessor agrees to pay lessee an amount equal to any increase of the value

23 - Lease
         of the total building project which may have resulted from the addition paid for by lessee. The amount of any such enhanced value, if any, shall be agreed upon by the parties. If the parties are unable to agree then the matter shall be arbitrated in accordance with Article 36.

         (a) If the enhanced value is in excess of any debt then owing by lessee as a result of the addition, lessor shall have the following options for paying lessee for the enhanced value:

              1. Lessor may assume the then existing debt for the addition and pay the excess of the enhanced value over the assumed debt to lessee in cash.

              2. Lessor may pay lessee cash for the full enhanced value in exchange for lessee paying off all debt and clearing title to the improvements from any obligation incurred by lessee.

              3. Lessor may pay the enhanced value in installments by paying 25% of the amount as a down payment in amortizing the remainder over five years at an interest rate equal to the then prime lending rate charged by local lending institutions. All such installments paid by lessor shall be applied by lessee to reduce the existing debt until such time as the debt is paid in full.

         (b) If the then existing debt incurred for the improvements exceeds the enhanced value, lessor shall have the following options:

              1. Pay cash for the enhanced value all of which will be applied to the existing debt. In such event, lessee shall continue to be liable for the remaining debt and shall indemnify, defend and hold lessor harmless therefrom.

              2. Assume the remaining debt with lessee to pay lessor the amount of excess of the debt over the enhanced value in cash.

    IN WITNESS WHEREOF, the parties have executed this

24 - Lease
instrument as of the day and year first hereinabove written.

                                       ROGUE VALLEY HEALTH SERVICES, INC.,
                                       an Oregon nonprofit corporation



                                       By: /s/ L.R. Merryman         9/13/89
                                           ------------------------------------
                                           L. R. Merryman, President

                                                                Lessor


                                       Medford Clinic, P.C., an Oregon
                                       nonprofit corporation


                                       By: /s/ Paul Foster
                                          ------------------------------------
                                           Paul Foster, President



25 - Lease

    Commencing at a point which bears South 00 DEG. 04' 30" East, 293.79 feet and North 89 DEG. 42' 00" West, 32.00 feet from the Southwest corner of Donation Land Claim No. 59, Township 37 South, Range 1 West, Willamette Meridian, Jackson County, Oregon; said point being the Southeast corner of the property described in Jackson County Instrument No. 68-07309; thence North 00 DEG. 04' 30" West 6.00 feet; thence North 89 DEG. 42' 00" West 25.16 feet to a point on the Northerly right-of-way line of Barnett Road; thence along said Northerly right-of-way line North 89 DEG. 42' 00" West 1558.73 feet to the Easterly line of the property described in Volume 443, page 400 of the Official Deed Records of Jackson County, Oregon; thence leaving said Northerly right-of-way line along said Easterly line North 00 DEG. 04' 15" West 80.00 feet; thence South 89 DEG. 42' 00" East 24.00 feet; thence North 00 DEG. 04' 15" West 130.00 feet; thence North 89 DEG. 42' 00" West 24.00 feet; thence North 00 DEG. 04' 15" West 336.57 feet; thence North 89 DEG. 42' 00" West 200.00 feet to the Easterly right-of-way line of Black Oak Drive; thence along said Easterly right-of-way line North 00 DEG. 04' 15" West 71.48 feet to the POINT OF BEGINNING ; thence North 89 DEG. 55' 45" East 180.00 feet; thence North 00 DEG. 04' 15" West 120.00 feet; thence North 74 DEG.
55' 45" East 43.00 feet; thence North 89 DEG. 55' 45" East 338.00 feet; thence North 00 DEG. 04' 15" West 108.00 feet; thence South 89 DEG. 5' 45" West 100.00 feet; thence North 00 DEG. 04' 15" West 35.00 feet; thence
South 89 DEG. 55' 45" West 38.00 feet; thence North 00 DEG. 04' 15" West
182.51 feet to the Southerly right-of-way line of Siskiyou Boulevard; thence along said Southerly right-of-way line, South 89 DEG. 58' 43" West 421.54 feet to the aforementioned Easterly right-of-way line of Black Oak Drive; thence South 00 DEG. 04' 15" East along said Easterly right-of-way line
457.00 feet to the point of beginning. Containing 4.07 acres, more or less.

                                                   ------------------
                                                      REGISTERED
                                                     PROFESSIONAL
                                                    LAND SURVEYOR
                                                   ------------------
                                               /s/Douglas C. McMahan
                                                   ------------------
                                                        OREGON
                                                    July 18, 1980
                                                  Douglas C. McMahan
                                                        No. 1913
                                                    ----------------
                                                  Douglas C. McMahan
                                              Hoffbuhr & Associates, Inc.


Medford Replacement Clinic
Parcel I
November 16, 1989

    Commencing at a point which bears South 00 DEG. 04' 30" East, 293.79 feet and North 89 DEG. 42' 00" West, 32.00 feet from the Southwest corner of Donation Land Claim No. 59, Township 37 South, Range 1 West, Willamette Meridian, Jackson County, Oregon; said point being the Southeast corner of the property described in Jackson County Instrument No. 68-07309; thence North 00 DEG. 04' 30" West 6.00 feet; thence North 89 DEG. 42' 00" West 25.16 feet to a point on the Northerly right-of-way line of Barnett Road; thence along said Northerly right-of-way line North 89 DEG. 42' 00" West 1558.73 feet to the Easter1y line of the property described in Volume 443, page 400 of the Official Deed Records of Jackson County, Oregon; thence leaving said Northerly right-of-way line along said Easterly line North 00 DEG. 04' 15" West 80.00 feet; thence South 89 DEG. 42' 00" East 24.00 feet; thence North 00 DEG. 04' 15" West 130.00 feet; thence North 89 DEG. 42' 00" West
24.00 feet; thence North 00 DEG. 04' 15" West 336.57 feet, thence North 89 DEG. 42' 00" West 200.00 feet to the Easterly right-of-way line of Black Oak Drive; thence along said Easterly right-of-way line North 00 DEG. 04' 15" West 71.48 feet; thence North 89 DEG. 55' 45" East 180.00 feet to the POINT OF BEGINNING; thence North 00 DEG. 04' 15" West 120.00 feet; thence North 74 DEG. 55' 45" East 43.00 feet; thence North 89 DEG. 55' 45" East 338.00 feet; thence South 00 DEG. 04' 15" East 150.00 feet; thence South 89 DEG. 55' 45" West 300.00 feet; thence North 76 DEG. 43' 24" West 81.74 feet to the point of beginning. Containing 1.28 acres, more or less.

                                                   ------------------
                                                      REGISTERED
                                                     PROFESSIONAL
                                                    LAND SURVEYOR
                                                   ------------------
                                               /s/Douglas C. McMahan
                                                   ------------------
                                                        OREGON
                                                    July 18, 1980
                                                  Douglas C. McMahan
                                                        No. 1913
                                                    ----------------
                                                  Douglas C. McMahan
                                              Hoffbuhr & Associates, Inc.


Medford Replacement Clinic
Parcel II
November 16, 1989

                                                                       EXHIBIT B

                               ADDENDUM TO ARTICLE 1.2

                                         OF

                              RVHS/MEDFORD CLINIC LEASE


1.   Project Costs (indirect and direct) = $7,353,925

2.   Project Value (for purpose of computing monthly lease pmts):

    Initial Commitment - $6,500,000 @ 7.9% = $513,500.00 rent/yr.
    Additional         -    700,000 @ 9.0% =   63,000.00 rent/yr.
    Additional         -    153,925 @ 9.0% =   13,853.25 rent/yr.
                          ----------          -----------
      TOTAL              $7,353,925          $590,353.25 rent/yr.

    Initial Monthly Rent $590,353.25
                          -----------
                               12      = $49,196.10 per month

3. Land Value (Parcel I only) and Calculation of Monthly Lease Payments - 177,361.15 s.f. x $3.80 per s.f. = $673,972 x 7.9% = $53,243.82 divided by
    12 months = $4,436.98 per month

4.  Total Initial Monthly Rent of the Project (Sum of #1 and #3 above) =
    $53,633.08

5. Purchase Price of Building (during first five years of lease) = Building Project Value of $7,353,925

6.  Occupancy date of the building by lessee   12/17/90   .
                                              -------------